UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 22, 2005

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 22, 2005, Cummins Inc. ("Cummins," the "Company," "our," or "we")  issued the attached press release reporting its financial results for the second quarter of 2005 and revised financial guidance for full-year 2005. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

The press release contains a non-GAAP financial measure, as defined by Securities and Exchange Commission rules. Specifically, "EBIT" which is defined as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries and is not a measure defined in accordance with generally accepted accounting principles ("GAAP"). This measure is used internally to evaluate the company's operating performance without regard to financing methods, capital structure and income taxes.  Management encourages investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99-Press Release dated July 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

                    Mark Land
               Director - Public Relations
               (317) 610-2456
               (812) 350-9678 (mobile)

For Immediate Release

July 22, 2005

Cummins reports record earnings and sales in second quarter; raises earnings guidance for 2005

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported record earnings for the second quarter, driven by increased sales in each of its business segments as well as improved profit margins.

For the quarter, the Company reported net income of $141 million, or $2.83 per diluted share - a 72 percent increase from $82 million, or $1.76 a share for the same period in 2004.  Second-quarter sales of $2.49 billion also were a record and represent a 17 percent increase from $2.12 billion in the second quarter of 2004.

Earnings before interest and taxes (EBIT) were $235 million, or 9.4 percent of sales, compared to $148 million, or 7.0 percent of sales, for the same period in 2004.

For the first six months of 2005, Cummins reported net income of $238 million on sales of $4.70 billion - compared to net income of $115 million and sales of $3.90 billion for the same period of 2004.

"Sales growth in many of our markets continues to be extremely strong, but our ability to convert those sales into sharply higher earnings speaks to our cost structure improvements and the focused efforts of our employees," said Cummins Chairman and Chief Executive Officer Tim Solso. "We are well on our way to exceeding last year's record performance."

As a result of the Company's continued strong performance and the expectation for robust demand in key businesses for the remainder of the year, Cummins today has increased its earnings guidance for 2005 to $10.10-$10.30 a share, from its previous guidance of $9.00 - $9.20. The Company expects to earn between  $2.40 and $2.50 a share in the third quarter.

The Company continued to strengthen its balance sheet, generating $217 million in cash from operations in the second quarter. Debt reduction also remains a focus as the Company has lowered its total debt by $258 million since the beginning of the year.

The Company's strong second-quarter performance was led by the Engine Segment, which reported a record $1.67 billion in sales in the second quarter, a 21 percent increase from $1.37 billion in the same period in 2004. Segment EBIT for the Engine Segment rose more than 70 percent, due to the higher volume, improved pricing and improvements to the segment's cost structure.

Segment EBIT for the Company's Power Generation Segment nearly doubled from the second quarter of last year on a 7 percent increase in sales, with growing demand for Cummins products both in the United States and internationally. The Company's Distribution Segment also reported higher sales and Segment EBIT for the quarter, and once again achieved its goal of growing earnings faster than sales.

The Company's joint venture operations, most notably its largest engine joint ventures in China and India, performed well in the second quarter. Cummins profits from its unconsolidated joint ventures were $35 million, compared to $29 million for the same period in 2004.

Second-quarter details
Engine Segment
Segment EBIT rose 73 percent to $156 million, from $90 million for the same period in 2004.  Heavy-duty truck market revenues worldwide rose 30 percent to $553 million in the quarter, while shipments increased 27 percent.  North American heavy-duty truck engine shipments rose 26 percent and international heavy-duty truck engine shipments increased 34 percent from the second quarter 2004.

Medium-duty truck and bus market revenues increased 39 percent in the quarter, led by a 46 percent increase in medium-duty truck engine shipments in the United States and Canada, and a 14 percent increase in international shipments. Global bus engines shipments also were strong, rising 38 percent from last year on improved demand at key original equipment manufacturers (OEMs) in North America, Europe, Latin America and Brazil.

Revenues from the light-duty automotive and recreational vehicle markets fell 8 percent to $269 million in the quarter, as Dodge Ram engine shipments fell 10 percent. The decrease was the result of inventory management by DaimlerChrysler in advance of the launch of its 2006 model year introduction in July of this year. Cummins and DaimlerChrysler expect an increase in Dodge Ram sales in the second half of this year, and the Company anticipates another strong year of sales to DaimlerChrysler in 2005.

Power Generation Segment
Segment revenues rose 7 percent to $493 million, while Segment EBIT was a record $35 million, compared to $18 million for the same period in 2004. The segment saw strong demand in its alternator and commercial generator set businesses worldwide.

Demand is in excess of engine capacity in most of the product ranges, which limits further growth. Margins, however, are expected to continue to improve as product price increases and cost improvements outpace commodity price inflation.

Components Segment
The Components Segment is composed of the Filtration, Emission Solutions, Fuel Systems and Holset businesses. The segment posted $511 million in revenues for the quarter, a 15 percent increase over the same period in 2004. Segment EBIT in the quarter fell to $21 million, from $24 million for the same period in 2004.

The strong sales volume led to increases in manufacturing and logistics inefficiencies. Cummins also has made incremental investment in this segment, particularly in research and engineering, to prepare components that enable the Company to meet the 2006 Euro IV and 2007 U.S. EPA emissions standards.

Distribution Segment
The segment includes the Company's international distribution business and its ownership in several of Cummins North American distributors. Sales for the segment rose 17 percent to $297 million in the quarter, while Segment EBIT grew by 30 percent to $26 million. Revenue gains were strongest in engine and service markets, particularly in Europe.

Webcast information
Cummins management will host a teleconference to discuss these results at  9 a.m. CDT (10 a.m., EDT). This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

Historical Segment Presentations
In May 2005, Cummins announced an internal reorganization that required modifications to the presentation of its segment results. On July 21, 2005, Cummins filed a Form 8-K with the U.S. Securities and Exchange Commission, which presented its historical segment results on the basis consistent with the current structure of our product lines. The 2004 information presented in this release is consistent with that 8-K filing.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. With more than 28,000 employees worldwide, Cummins reported sales of $8.4 billion in 2004. Press releases can be found on the Web at www.cummins.com.

Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three Months Ended			Six Months Ended
Millions, except per share amounts	June 26, 2005	June 27, 2004	Mar. 27, 2005	June 26, 2005	June 27, 2004

Net sales........................................................................	$ 2,490	$ 2,124	$ 2,208	$ 4,698	$ 3,895
Cost of sales..................................................................	1,940	1,696	1,752	3,692	3,122

Gross margin.................................................................	550	428	456	1,006	773

Expense and other income
Selling and administrative expenses.....................	287	251	259	546	474
Research and engineering expenses....................	73	59	63	136	115
Equity, royalty and other income from investees..	(35)	(29)	(31)	(66)	(47)
Interest expense.......................................................	28	27	28	56	54
Other (income) expense, net...................................	(10)	(1)	2	(8)	5
Total expense and other income................................	343	307	321	664	601

Earnings before income taxes and minority interests........	207	121	135	342	172
Provision for income taxes..........................................	58	34	34	92	48
Minority interests in earnings of consolidated subsidiaries	8	5	4	12	9
Net earnings..................................................................	$ 141	$ 82	$ 97	$ 238	$ 115

	======	======	======	======	======
Earnings per share
Basic...........................................................................	$ 3.20	$ 1.97	$ 2.20	$ 5.40	$ 2.80
Diluted........................................................................	$ 2.83	$ 1.76	$ 1.96	$ 4.80	$ 2.53

Cash dividends declared per share............................	$ 0.30	$ 0.30	$ 0.30	$ 0.60	$ 0.60

Weighted average shares outstanding
Basic.............................................................................	44.1	41.8	43.9	44.0	41.2
Diluted.........................................................................	51.0	48.8	50.8	50.9	48.1

(a)  Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

Millions, except par value
	June 26, 2005	Dec. 31, 2004
ASSETS
Current assets
Cash and cash equivalents.......................................................................................	$ 404	$ 611
Marketable securities.................................................................................................	53	62
Receivables, net..........................................................................................................	1,487	1,160
Inventories..................................................................................................................	1,095	1,016
Deferred income taxes................................................................................................	255	301
Prepaid expenses and other current assets............................................................	103	106
Total current assets...............................................................................................	3,397	3,256
Long-term assets
Property, plant and equipment, net.........................................................................	1,577	1,648
Investments in and advances to equity investees................................................	276	286
Goodwill.......................................................................................................................	357	355
Other intangible assets, net......................................................................................	92	93
Deferred income taxes................................................................................................	689	689
Other assets................................................................................................................	192	183
Total assets.............................................................................................................	$ 6,580	$ 6,510
	=====	=====

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings...............................................................................................	$ 121	$ 327
Accounts payable......................................................................................................	916	823
Accrued product coverage and marketing expenses............................................	287	279
Other accrued expenses............................................................................................	759	751
Total current liabilities...........................................................................................	2,083	2,180
Long-term liabilities
Long-term debt...........................................................................................................	1,247	1,299
Pensions......................................................................................................................	445	466
Postretirement benefits other than pensions.........................................................	551	570
Other long-term liabilities..........................................................................................	432	386
Total liabilities.........................................................................................................	4,758	4,901

Minority interests...........................................................................................................	218	208

Shareholders' equity
Common stock, $2.50 par value, 48.4 and 48.2 shares issued..............................	121	121
Additional contributed capital.................................................................................	1,183	1,167
Retained earnings.......................................................................................................	1,076	866
Accumulated other comprehensive loss
Minimum pension liability.....................................................................................	(499)	(499)
Other components, net..........................................................................................	(81)	(41)
Common stock in treasury, at cost, 2.0 and 2.2 shares.........................................	(79)	(88)
Common stock held in trust for employee benefit plans, 2.1 and 2.2 shares.....	(100)	(104)
Unearned compensation...........................................................................................	(17)	(21)
Total shareholders' equity....................................................................................	1,604	1,401
Total liabilities and shareholders' equity...................................................................	$ 6,580	$ 6,510
	======	=====

(a)  Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

Millions	Six Months Ended
	June 26, 2005	June 27, 2004
Cash flows from operating activities
Net earnings..........................................................................................	$ 238	$ 115
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization....................................................	144	128
Loss on disposal of property, plant and equipment...............	-	7
Deferred income tax provision (benefit)....................................	54	(12)
Equity in earnings of investees, net of dividends...................	1	4
Minority interests in earnings of consolidated subsidiaries.	12	9
Pension expense...........................................................................	54	46
Pension contributions.................................................................	(55)	(53)
Stock-based compensation expense.........................................	7	7
Tax benefit on stock options exercised.....................................	2	10
Amortization of gain on terminated interest rate swaps.........	(1)	(3)
Translation and hedging activities............................................	1	(8)
Changes in assets and liabilities:
Receivables...................................................................................	(363)	(239)
Inventories....................................................................................	(88)	(148)
Accounts payable........................................................................	106	257
Accrued expenses........................................................................	(3)	127
Other, net...............................................................................................	46	5
Net cash provided by operating activities..........................................	155	252

Cash flows from investing activities
Capital expenditures.............................................................................	(78)	(37)
Investments in internal use software................................................	(15)	(16)
Proceeds from disposals of property, plant and equipment..........	13	5
Investments in and advances to equity investees..........................	(4)	(21)
Acquisition of businesses, net of cash acquired............................	(2)	(18)
Investments in marketable securities - acquisitions......................	(60)	(63)
Investments in marketable securities - liquidations.......................	69	71
Other, net...............................................................................................	1	1
Net cash used in investing activities..................................................	(76)	(78)

Cash flows from financing activities
Proceeds from borrowings.................................................................	41	10
Payments on borrowings and capital lease obligations................	(319)	(28)
Net borrowings under short-term credit agreements.....................	20	15
Distributions to minority shareholders............................................	(9)	-
Proceeds from issuing common stock..............................................	12	72
Dividend payments on common stock.............................................	(28)	(26)
Other, net..............................................................................................	3	(2)
Net cash (used in) provided by financing activities..........................	(280)	41
Effect of exchange rate changes on cash and cash equivalents.....	(6)	(1)

Net (decrease) increase in cash and cash equivalents....................	(207)	214
Cash and cash equivalents at beginning of the year........................	611	108
Cash and cash equivalents at end of the period................................	$ 404	$ 322
	======	=====

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

Millions	Engine	Power Generation	Components	Distribution	Eliminations	Total
Three Months Ended June 26, 2005
Net sales ..........................................................	$ 1,667	$ 493	$ 511	$ 297	$ (478)	$ 2,490
Equity, royalty and other income from investees	22	3	2	8	-	35
Segment EBIT..................................................	156	35	21	26	(3)	235
Net assets for operating segments...............	1,220	647	962	314	-	3,143
Three Months Ended June 27, 2004
Net sales ..........................................................	$ 1,374	$ 460	$ 445	$ 253	$ (408)	$ 2,124
Equity, royalty and other income from investees	19	2	2	6	-	29
Segment EBIT..................................................	90	18	24	20	(4)	148
Net assets for operating segments...............	1,013	594	879	253	-	2,739
Six Months Ended June 26, 2005
Net sales............................................................	$ 3,147	$ 920	$ 984	$ 550	$ (903)	$ 4,698
Equity, royalty and other income from investees	44	4	4	14	-	66
Segment EBIT..................................................	273	50	44	46	(15)	398
Six Months Ended June 27, 2004
Net sales ..........................................................	$ 2,501	$ 829	$ 860	$ 424	$ (719)	$ 3,895
Equity, royalty and other income from investees	31	1	4	11	-	47
Segment EBIT..................................................	132	23	48	31	(8)	226

The table below reconciles the segment information to the corresponding amounts in the Consolidated Financial Statements.

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
Millions	2005	2004	2005	2004

Segment EBIT....................................................................	$ 235	$ 148	$ 398	$ 226
Less:
Interest expense............................................................	28	27	56	54
Provision for income taxes...........................................	58	34	92	48
Minority interest in earnings of consolidated subsidiaries	8	5	12	9
Net earnings ......................................................................	$ 141	$ 82	$ 238	$ 115

	=======	=======	======	=======

Net assets for operating segments.................................	$ 3,143	$ 2,739
Liabilities deducted in computing net assets................	3,292	2,986
Minimum pension liability excluded from net assets....	(826)	(698)
Deferred tax assets not allocated to segments...............	943	855
Debt-related costs not allocated to segments................	28	70
Total assets..........................................................................	$ 6,580	$ 5,952
	=======	=======

 Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

See the Company's 8-K filing dated July 21, 2005, for more information on the changes to the Company's operating segment structure and related historical results.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE INFORMATION
(Unaudited)

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three Months Ended			Six Months Ended
	June 26,	June 27,	March 27,	June 26,	June 27,
Millions, except per share amounts	2005	2004	2005	2005	2004

Net earnings for basic EPS.....................................................	$ 141.2	$ 82.4	$ 96.6	$ 237.8	$ 115.3
Dilutive effect of preferred securities dividends, net of tax.	3.2	3.3	3.2	6.5	6.5
Net earnings for diluted EPS..................................................	$ 144.4	$ 85.7	$ 99.8	$ 244.3	$ 121.8

Weighted average shares outstanding:
Basic.......................................................................................	44.1	41.8	43.9	44.0	41.2
Dilutive effect of stock compensation awards.................	0.6	0.7	0.6	0.6	0.6
Dilutive effect of junior convertible subordinated debentures	6.3	6.3	6.3	6.3	6.3
Diluted....................................................................................	51.0	48.8	50.8	50.9	48.1

Earnings per share:
Basic....................................................................................	$ 3.20	$ 1.97	$ 2.20	$ 5.40	$ 2.80
Diluted.................................................................................	$ 2.83	$ 1.76	$ 1.96	$ 4.80	$ 2.53

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited)

 Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			Six Months Ended
	June 26,	June 27,	March 27,	June 26,	June 27,
Millions	2005	2004	2005	2005	2004
Earnings before interest, income taxes and minority interests..	$ 235	$ 148	$ 163	$ 398	$ 226

EBIT as a percentage of net sales.......................................	9.4%	7.0%	7.4%	8.5%	5.8%

Less:
Interest expense..................................................................	28	27	28	56	54
Provision for income taxes.................................................	58	34	34	92	48
Minority interests in earnings of consolidated subsidiaries .	8	5	4	12	9
Net earnings............................................................................	$ 141	$ 82	$ 97	$ 238	$ 115
	====	====	===	====	====

Net earnings as a percentage of net sales........................	5.7%	3.9%	4.4%	5.1%	3.0%

         We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing  methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.